EXHIBIT 10.3

Fintel (USA) Limited

602 Nan Fung Tower

88 Connaught Road Central, Hong Kong

17 February, 2016

Domain Extremes Inc.

602 Nan Fung Tower

88 Connaught Road Central

Hong Kong

Dear Sir,

Service Agreement

Further our discussion on the service to be provided to Domain Extremes Inc. by Fintel (USA) Limited, we are pleased to outline below the terms and conditions:

Service:

1.	Provision of business office in Hong Kong;
2.	Preparation of quarterly and annual financial statements;
3.	Keeping of accounting and company records;
4.	Verifying and processing of payment of expenses;
5.	Preparation of the required quarterly and annual filings;
6.	Coordination with the auditor on audit and review of financial statements and filings;
7.	Coordination with filing agent on matters relating to filing of required reports and forms;
8.	Coordination with stock transfer agent on issuance and transfer of shares;
9.	Communication with legal advisors;
10.	Communication with Nevada company registration agent;

Fee:

Our service fee for the above shall be US$2,050 per month payable quarterly in advance. Please note that this fee assumes that Domain Extremes Inc.’s business operation remains at the present state. If Domain Extremes Inc. acquires other business and assets or embark on other business expansions, the fee will be revised to reflect the additional work load, if any.

Commencement:

The commencement date of the service shall be 15 February, 2016.

Annual expenses:

For your reference, we provide below the annual expenses of Domain Extremes Inc. based on 2015 figures with allowance on possible increases. Since we will be processing payment of the expenses, we expect that funding will be provided to us every 3 months in advance.

Termination:

Each party can terminate this service agreement by giving the other 90 days’ notice in writing.

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If the above correctly outlines our agreement on the matter, please confirm by signing at the space provided below and return to us a copy of this agreement with your check for US$11,250 (HK$87,620 at today’s mid-exchange rate of 7.7885) being the service fee and budgeted expenses for the coming three months. We thank you for giving us the opportunity to be of service.

For and on behalf of	Agreed and confirmed by
Fintel (USA) Limited	Domain Extremes Inc.

/s/ Stephen Tang	/s/ KOK Seng Yeap
Authorized Signatures	Authorized Signatures

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Domain Extremes Inc. - Budget

Description	Amount (US$)

Nevada Filing, Registered Agent Service & Business Licence Fee	1,000.00
Annual Audit & Quarterly Review Fee	14,300.00
SEC Filing Fee	4,600.00
Transfer Agent Service Fee	500.00
Staff Service Fee	24,600.00
Director & Secretary Fee

Total:	45,000.00

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